Exhibit 99.2

2016 FIRST QUARTER

supplemental information

THE BEST IN RETAIL FROM EVERY ANGLE

RPAI®

TABLE OF CONTENTS

1 EARNINGS RELEASE .... i – vii

2 FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1

Condensed Consolidated Statements of Operations 2

Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3

Supplemental Financial Statement Detail 4

Net Operating Income 5

Capitalization 6

Covenants 7

Consolidated Debt Summary 8

Summary of Indebtedness 9

3 TRANSACTION SUMMARY

Development Projects 10

Expansions and Pad Development Opportunities 11

Acquisitions 12

Dispositions 13

4 PORTFOLIO SUMMARY

Market Summary 14

Retail Operating Portfolio Occupancy 15

Top Retail Tenants 16

Retail Leasing Activity Summary 17

Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FIRST QUARTER SAME STORE NOI INCREASE OF 3.1%
Oak Brook, IL – May 2, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2016.
FINANCIAL RESULTS
For the quarter ended March 31, 2016, the Company reported:

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $65.7 million, or $0.28 per share, compared to $62.3 million, or $0.26 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $76.4 million, or $0.32 per share, compared to $60.5 million, or $0.26 per share, for the same period in 2015;

▪	Net income attributable to common shareholders of $45.1 million, or $0.19 per share, compared to $10.7 million, or $0.05 per share, for the same period in 2015; and

▪	Results for the quarter ended March 31, 2016 included the following:

▪	$1.8 million of Circuit City Stores, Inc. (Circuit City) bankruptcy proceeds, consisting of $1.1 million of termination fee income and $0.7 million of bad debt recovery; and

▪	$0.8 million of bad debt expense related to The Sports Authority, Inc. (Sports Authority) bankruptcy.
OPERATING RESULTS
For the quarter ended March 31, 2016, the Company’s portfolio results were as follows:

▪	3.1% increase in same store net operating income (NOI) over the comparable period in 2015, which included the following:

▪	a contribution of 75 basis points from bad debt recovery attributable to Circuit City bankruptcy proceeds; and

▪	a reduction of 80 basis points from bad debt expense related to the Sports Authority bankruptcy.

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.2% at March 31, 2016, down 50 basis points from 95.7% at December 31, 2015 and down 40 basis points from 95.6% at March 31, 2015;

▪	Total portfolio percent leased, including leases signed but not commenced: 94.7% at both March 31, 2016 and March 31, 2015, down 40 basis points from 95.1% at December 31, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.6% at March 31, 2016, up 10 basis points from 94.5% at March 31, 2015 and down 30 basis points from 94.9% at December 31, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.64 at March 31, 2016, up 6.0% from $15.70 ABR per occupied square foot at March 31, 2015;

▪	789,000 square feet of retail leasing transactions comprised of 140 new and renewal leases; and

▪	Positive comparable cash blended leasing spreads of 6.7%, consisting of 7.3% on renewal leases and 1.8% on new leases. Excluding the impact from eight Rite Aid leases within the

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, comparable cash blended leasing spreads were 8.0%, including 8.9% on renewal leases.
“We are pleased to report another solid quarter of financial and operational results, with same store NOI growth of 3.1% and strong leasing spreads,” stated Steve Grimes, president and chief executive officer. “In addition, we continue to execute on our strategic plan, with notable additional progress on our 2016 disposition goals with 40% of our targeted amount closed or under contract.”
INVESTMENT ACTIVITY
Dispositions
During the quarter, the Company completed $127.9 million of dispositions, including the sales of two non-target multi-tenant retail assets for $92.5 million and six single-user retail assets for $35.4 million. Subsequent to quarter end, the Company completed the sale of a single-user retail asset for $4.7 million.
Additionally, the Company is under contract to sell two non-target multi-tenant retail assets for $97.8 million and nine single-user retail assets for $31.5 million. These transactions are expected to close during the second or third quarter of 2016, subject to satisfaction of customary closing conditions. Year to date, the Company has completed or is under contract for $261.9 million of dispositions.
Acquisitions
During the quarter, the Company completed $138.7 million of previously announced acquisitions, including Merrifield Town Center II and Shoppes at Hagerstown, both located in the greater Washington, D.C./Baltimore area, and Oak Brook Promenade located in the Chicago Metropolitan Statistical Area (MSA). Subsequent to quarter end, the Company closed on the previously announced acquisition of The Shoppes at Union Hill located in the New York MSA for $63.1 million, which includes the assumption of mortgage debt with a principal balance of $16.0 million and an interest rate of 3.75% that matures in 2031. In addition, the Company acquired the fee interest in one of its multi-tenant retail properties for a gross purchase price of $13.9 million.
Year to date, the Company has completed $215.7 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $24.90.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2016, the Company had approximately $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.7x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.1x. Consolidated indebtedness had a weighted average contractual interest rate of 4.27% and a weighted average maturity of 4.7 years.
During the quarter, the Company completed the previously announced disposition of The Gateway for $75.0 million through a lender-directed sale in full satisfaction of its mortgage obligation of approximately $94.4 million. The mortgage had an interest rate of 6.57%. Immediately prior to the disposition, the lender reduced the Company’s loan obligation to $75.0 million which was assumed by the buyer in connection with the disposition, resulting in a gain on extinguishment of debt of $13.7 million and a gain on sale of $3.9 million. Subsequent to quarter end, the Company repaid $6.6 million of mortgage debt, excluding amortization, with an interest rate of 7.30% and assumed a $16.0 million mortgage with an interest rate of 3.75% that matures in 2031 in connection with the acquisition of The Shoppes at Union Hill.

During the quarter, the Company closed on the previously announced $1.2 billion amended and restated unsecured credit facility, which increased total capacity by $200.0 million, extended the term by a weighted average of 2.2 years and lowered the interest rate by a weighted average of 13 basis points.
In addition, during the quarter, the Company entered into an interest rate swap agreement to effectively fix the interest rate on $100.0 million of borrowings under its $250.0 million unsecured term loan at 0.6591% plus a credit spread through December 31, 2017. As of March 31, 2016, the all-in rate was 1.9591%.
GUIDANCE
The Company is increasing its 2016 Operating FFO guidance to a range of $1.03 to $1.07 per share from $1.01 to $1.05 per share, as detailed below:

▪	Maintaining its 2016 same store NOI growth guidance range of 2.5% to 3.5%;

▪	Maintaining its 2016 general and administrative expenses guidance range of $45 to $47 million;

▪	Increasing its 2016 disposition guidance to a range of $600 to $700 million from $525 to $625 million;

▪	Maintaining its 2016 acquisition guidance range of $375 to $475 million; and

▪	Issuing $250 million of unsecured debt capital during the fourth quarter of 2016 rather than the first half of 2016, depending on market conditions.
The following table reconciles the Company’s previous 2016 Operating FFO guidance range to the Company’s updated 2016 Operating FFO guidance range:

	Low	High
Previous 2016 Operating FFO attributable to common shareholders per common share outstanding	$1.01	$1.05

Impact of 2016 net investment activity	0.01	0.01
Interest expense	0.01	0.01
Updated 2016 Operating FFO attributable to common shareholders per common share outstanding	$1.03	$1.07
DIVIDEND
On April 26, 2016, the Company’s Board of Directors declared the second quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2016, which will be paid on June 30, 2016 to preferred shareholders of record on June 20, 2016.
On April 26, 2016, the Company’s Board of Directors also declared the second quarter 2016 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on July 8, 2016 to Class A common shareholders of record on June 27, 2016.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Tuesday, May 3, 2016 at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on May 3, 2016 until midnight (EDT) on May 17, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13632428.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of March 31, 2016, the Company owned 192 retail operating properties representing 28.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continues” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, including The Sports Authority, Inc., which filed for bankruptcy during the three months ended March 31, 2016, interest rates or operating costs, real estate valuations, potentially resulting in impairment charges, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions, dispositions and redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to effectively manage growth, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company's ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports NOI and same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI represents NOI from the Company’s same store portfolio consisting of 178 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2015 and 2016, the Company’s development property, the Company’s one remaining office property, three properties where the Company has begun activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016 and the net income from the Company’s wholly-owned captive insurance company, which was formed on December 1, 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from Operating income or Net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as alternative measures of the Company’s financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.

v

Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt and preferred stock, net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$0.94	$0.98
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.74)	(0.74)
FFO attributable to common shareholders	$1.10	$1.14

Impact on earnings from the early extinguishment of debt, net	(0.05)	(0.05)
Provision for hedge ineffectiveness	—	—
Provision for impairment of non-depreciable investment property	0.01	0.01
Gain on extinguishment of other liabilities	(0.03)	(0.03)
Operating FFO attributable to common shareholders	$1.03	$1.07

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,266,307	$1,254,131
Building and other improvements	4,428,741	4,428,554
Developments in progress	3,000	5,157
	5,698,048	5,687,842
Less accumulated depreciation	(1,458,841)	(1,433,195)
Net investment properties (includes $60,400 and $0 from consolidated variable interest entities, respectively)	4,239,207	4,254,647

Cash and cash equivalents	100,588	51,424
Accounts and notes receivable (net of allowances of $7,085 and $7,910, respectively)	73,774	82,804
Acquired lease intangible assets, net	142,788	138,766
Assets associated with investment properties held for sale	2,843	—
Other assets, net	128,610	93,610
Total assets	$4,687,810	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,758 and $1,865, respectively, unamortized discount of $(1) and $(1), respectively, and unamortized capitalized loan fees of $(6,630) and $(7,233), respectively)	$1,026,443	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(1,060) and ($1,090), respectively, and unamortized capitalized loan fees of $(3,233) and $(3,334), respectively)	495,707	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,290) and $(2,474), respectively)	446,710	447,526
Unsecured revolving line of credit	280,000	100,000
Accounts payable and accrued expenses	51,370	69,800
Distributions payable	39,311	39,297
Acquired lease intangible liabilities, net	113,900	114,834
Other liabilities	72,951	75,745
Total liabilities	2,526,392	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of March 31, 2016 and December 31, 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,347 and 237,267 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	237	237
Additional paid-in capital	4,931,707	4,931,395
Accumulated distributions in excess of earnings	(2,770,479)	(2,776,215)
Accumulated other comprehensive loss	(52)	(85)
Total equity	2,161,418	2,155,337
Total liabilities and equity	$4,687,810	$4,621,251

1st Quarter 2016 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Rental income	$115,260	$119,788
Tenant recovery income	30,356	31,300
Other property income	3,023	2,109
Total revenues	148,639	153,197

Expenses
Property operating expenses	23,061	25,695
Real estate taxes	19,939	20,510
Depreciation and amortization	53,396	54,676
Provision for impairment of investment properties	2,164	—
General and administrative expenses	11,406	10,992
Total expenses	109,966	111,873

Operating income	38,673	41,324

Gain on extinguishment of debt	13,653	—
Interest expense	(26,764)	(34,045)
Other income, net	125	1,225
Income from continuing operations	25,687	8,504
Gain on sales of investment properties	21,739	4,572
Net income	47,426	13,076
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$45,064	$10,714

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.19	$0.05

Weighted average number of common shares outstanding – basic	236,578	236,250

Weighted average number of common shares outstanding – diluted	236,680	236,253

1st Quarter 2016 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended March 31,
	2016	2015

Net income attributable to common shareholders	$45,064	$10,714
Depreciation and amortization	53,094	54,401
Gain on sales of investment properties	(21,739)	(4,572)
FFO attributable to common shareholders	$76,419	$60,543

FFO attributable to common shareholders per common share outstanding	$0.32	$0.26

FFO attributable to common shareholders	$76,419	$60,543
Impact on earnings from the early extinguishment of debt, net	(12,846)	2,786
Provision for hedge ineffectiveness	—	(25)
Provision for impairment of non-depreciable investment property	2,164	—
Other (b)	—	(1,000)
Operating FFO attributable to common shareholders	$65,737	$62,304

Operating FFO attributable to common shareholders per common share outstanding	$0.28	$0.26

Weighted average number of common shares outstanding – basic	236,578	236,250
Dividends declared per common share	$0.165625	$0.165625

Additional Information (c)
Lease-related expenditures (d)
Same store	$7,660	$6,668
Other investment properties	$993	$2,922

Capital expenditures (e)
Same store	$2,718	$2,317
Other investment properties	$205	$578

Straight-line rental income, net	$1,028	$1,012
Amortization of above and below market lease intangibles and lease inducements	$345	$262
Non-cash ground rent expense (f)	$776	$794

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)	Consists of the impact on earnings from net settlements, which are included in "Other income, net" in the condensed consolidated statements of operations.

(c)
The same store portfolio for the three months ended March 31, 2016 consists of 178 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(e)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(f)	Includes amortization of acquired ground lease intangibles.

1st Quarter 2016 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	March 31, 2016	December 31, 2015
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,367 and $7,052, respectively)	$21,804	$30,143
Straight-line receivables (net of allowances of $718 and $858, respectively)	51,970	52,661
Total	$73,774	$82,804

Other Assets, net
Deferred costs, net	$32,780	$27,132
Restricted cash and escrows	67,213	35,804
Other assets, net	28,617	30,674
Total	$128,610	$93,610

Other Liabilities
Unearned income	$18,144	$22,216
Straight-line ground rent liability	36,157	35,241
Fair value of derivatives	52	85
Other liabilities	18,598	18,203
Total	$72,951	$75,745

Developments in Progress
Property available for future development	$3,000	$5,157

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2016	2015
Rental Income
Base rent	$111,984	$116,997
Percentage and specialty rent	1,903	1,517
Straight-line rent	1,028	1,012
Amortization of above and below market lease intangibles and lease inducements	345	262
Total	$115,260	$119,788

Other Property Income
Lease termination income	$1,658	$134
Other property income	1,365	1,975
Total	$3,023	$2,109

Property Operating Expense Supplemental Information
Bad Debt Expense	$602	$982
Non-Cash Ground Rent Expense (a)	$776	$794

General and Administrative Expense Supplemental Information
Acquisition Costs	$339	$911
Non-Cash Amortization of Stock-based Compensation	$2,024	$1,310

Additional Supplemental Information
Capitalized Compensation Costs – Construction and Development	$261	$—
Capitalized Internal Leasing Incentives	$79	$134
Capitalized Interest	$—	$—

(a)	Includes amortization of acquired ground lease intangibles.

1st Quarter 2016 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of March 31 based on Same store portfolio for the Three Months Ended March 31, 2016
	2016	2015	Change

Number of retail operating properties in same store portfolio	178	178	—

Occupancy	94.5%	94.2%	0.3%

Percent leased (b)	95.2%	95.6%	(0.4)%

Same store NOI (c)
	Three Months Ended March 31,
	2016	2015	Change

Operating revenues
Rental income	$98,278	$96,384
Tenant recovery income	26,166	26,671
Other property income	898	1,002
	125,342	124,057
Operating expenses
Property operating expenses	17,617	18,528
Bad debt expense	160	588
Real estate taxes	17,759	17,817
	35,536	36,933

Same store NOI	$89,806	$87,124	3.1%
NOI from other investment properties	13,578	19,254
Total NOI from continuing operations	$103,384	$106,378	(2.8)%

(a)
For the three months ended March 31, 2016, our same store portfolio consists of 178 retail operating properties and excludes properties acquired or placed in service and stabilized during 2015 and 2016, our development property, our one remaining office property, three properties where we have begun activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2015 and 2016.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same store NOI excludes the net income from our wholly-owned captive insurance company. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

1st Quarter 2016 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	March 31, 2016	December 31, 2015
Equity Capitalization
Common stock shares outstanding (a)	237,347	237,267
Common share price	$15.85	$14.77
	3,761,950	3,504,434
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,896,950	$3,639,434

Debt Capitalization
Mortgages payable (b)	$1,031,316	$1,128,505
Unsecured notes payable (c)	500,000	500,000
Unsecured term loans (d)	450,000	450,000
Unsecured revolving line of credit	280,000	100,000
Total debt capitalization	$2,261,316	$2,178,505

Total capitalization at end of period	$6,158,266	$5,817,939

Reconciliation of Borrowed Debt to Total Net Debt

	March 31, 2016	December 31, 2015

Total borrowed debt	$2,261,316	$2,178,505
Less: consolidated cash and cash equivalents	(100,588)	(51,424)
Total net debt	$2,160,728	$2,127,081
Adjusted EBITDA (e) (f)	$377,432	$366,652
Net Debt to Adjusted EBITDA (f)	5.7x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (f)	6.1x	6.2x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,758 and $1,865, discount of $(1) and $(1), and capitalized loan fees of $(6,630) and $(7,233), net of accumulated amortization, as of March 31, 2016 and December 31, 2015, respectively.

(c)
Unsecured notes payable exclude discount of $(1,060) and $(1,090) and capitalized loan fees of $(3,233) and $(3,334), net of accumulated amortization, as of March 31, 2016 and December 31, 2015, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(3,290) and $(2,474), net of accumulated amortization, as of March 31, 2016 and December 31, 2015, respectively.

(e)	For purposes of these ratio calculations, annualized three months ended figures were used.

(f)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

1st Quarter 2016 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility and Series A and B Notes (a)
		Covenant		March 31, 2016

Leverage ratio (b)		< 60.0%	(b)	36.4%

Secured leverage ratio (b)	Unsecured Credit Facility: Series A and B notes:	< 45.0% < 40.0%	(b)	16.6%

Fixed charge coverage ratio (c)		> 1.50x		2.6x

Interest coverage ratio (d)		> 1.50x		3.2x

Unencumbered leverage ratio (b)		< 60.0%	(b)	34.2%

Unencumbered interest coverage ratio		> 1.75x		6.3x

4.00% Notes (e)
	Covenant	March 31, 2016

Leverage ratio (f)	< 60.0%	37.2%

Secured leverage ratio (f)	< 40.0%	17.0%

Debt service coverage ratio (g)	> 1.50x	3.5x

Unencumbered assets to unsecured debt ratio	> 150%	307%

(a)
For a complete listing of all covenants related to our Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants related to our 4.12% Series A senior notes due 2021 and 4.58% Series B senior notes due 2024 (collectively, Series A and B notes) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 22, 2014.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to our Unsecured Credit Facility. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to our Series A and B notes.

(e)
For a complete listing of all covenants related to our 4.00% senior notes due 2025 (4.00% notes) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to our Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

1st Quarter 2016 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of March 31, 2016
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$1,031,316	6.03%	3.9 years

Unsecured notes payable:
Senior notes – 4.12% Series A due 2021	100,000	4.12%	5.3 years
Senior notes – 4.58% Series B due 2024	150,000	4.58%	8.3 years
Senior notes – 4.00% due 2025	250,000	4.00%	9.0 years
Total unsecured notes payable (b)	500,000	4.20%	8.0 years

Unsecured credit facility:
Term loan — fixed rate portion (c)	100,000	1.96%	4.8 years
Term loan — variable rate portion	150,000	1.73%	4.8 years
Term loan — variable rate portion	200,000	1.88%	2.1 years
Revolving line of credit — variable rate	280,000	1.78%	3.8 years
Total unsecured credit facility (b)	730,000	1.82%	3.7 years

Total consolidated indebtedness	$2,261,316	4.27%	4.7 years

Consolidated Debt Maturity Schedule as of March 31, 2016

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2016	$44,683	4.73%	$—	—	$44,683	2.0%	4.73%
2017	226,637	5.09%	—	—	226,637	10.0%	5.09%
2018	10,801	6.74%	200,000	1.88%	210,801	9.3%	2.13%
2019	443,447	7.50%	—	—	443,447	19.6%	7.50%
2020	3,424	4.80%	280,000	1.78%	283,424	12.5%	1.82%
2021	222,304	3.23%	150,000	1.73%	372,304	16.5%	2.63%
2022	216,171	4.87%	—	—	216,171	9.6%	4.87%
2023	30,739	4.15%	—	—	30,739	1.3%	4.15%
2024	150,680	4.58%	—	—	150,680	6.7%	4.58%
2025	250,711	4.00%	—	—	250,711	11.1%	4.00%
Thereafter	31,719	4.61%	—	—	31,719	1.4%	4.61%
Total	$1,631,316	5.22%	$630,000	1.80%	$2,261,316	100.0%	4.27%

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2016, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.47%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,758, discount of $(1) and capitalized loan fees of $(6,630), net of accumulated amortization, as of March 31, 2016. Unsecured notes payable excludes discount of $(1,060) and capitalized loan fees of $(3,233), net of accumulated amortization, as of March 31, 2016. Term loans exclude capitalized loan fees of $(3,290), net of accumulated amortization, as of March 31, 2016. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $100,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 0.6591% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of March 31, 2016.

(d)	Represents interest rates as of March 31, 2016.

1st Quarter 2016 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2016
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2016
Consolidated Indebtedness
MacArthur Crossing (b)	07/01/16	7.30%		Fixed	Secured	$6,594	(b)
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	7,857
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	55,359
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	82,809
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,387
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,560
Lincoln Park	12/01/17	4.05%		Fixed	Secured	25,432
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,202
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,196
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,640
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,447
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,182
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,750
Forks Town Center	10/01/19	7.70%		Fixed	Secured	7,988
IW JV 2009 portfolio (48 properties)	12/01/19	7.50%		Fixed	Secured	394,467
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,071
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	35,192
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	19,691
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	35,526
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,710
Mortgages payable (c)						1,031,316

Senior notes – 4.12% Series A due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% Series B due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Unsecured notes payable (c)						500,000

Term loan	01/05/21	1.96%	(d)	Fixed	Unsecured	100,000
Term loan	01/05/21	1.73%		Variable	Unsecured	150,000
Term loan	05/11/18	1.88%		Variable	Unsecured	200,000
Revolving line of credit	01/05/20	1.78%		Variable	Unsecured	280,000
Unsecured credit facility (c)						730,000

Total consolidated indebtedness	12/20/20	4.27%				$2,261,316

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2016, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.47%.

(b)	This mortgage was repaid subsequent to March 31, 2016.

(c)
Mortgages payable excludes mortgage premium of $1,758, discount of $(1) and capitalized loan fees of $(6,630), net of accumulated amortization, as of March 31, 2016. Unsecured notes payable excludes discount of $(1,060) and capitalized loan fees of $(3,233), net of accumulated amortization, as of March 31, 2016. Term loans exclude capitalized loan fees of $(3,290), net of accumulated amortization, as of March 31, 2016.

(d)
Reflects $100,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 0.6591% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of March 31, 2016.

1st Quarter 2016 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of March 31, 2016
(dollar amounts in thousands)

Active Redevelopment
Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental GLA	Targeted Stabilization (c)	Projected Incremental Return on Cost (d)	Project Description

Reisterstown Road Plaza (e)	Baltimore	No	$11,000-$12,000	$82	(52,500)	Q4 2017	9.5%-11.5%
Renovation of existing property through de-mall and reconfiguration resulting in reduction of 61,200 gross sq. ft. multi-tenant retail, partially offset by 8,700 sq. ft. multi-tenant retail pad addition

Active Expansions / Pad Development
Property Name	MSA	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental GLA	Targeted Completion	Projected Incremental Return on Cost (d)	Project Description

Parkway Towne Crossing	Dallas	Yes	$3,500	$1,619	21,000	Q3 2016	9.0%-10.0%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,500	$726	(360)	Q3 2016	10.5%-11.5%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery

Redevelopment Pipeline
Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Towson Circle	Baltimore	No	2017	Mixed-use redevelopment and monetization of air rights
Merrifield Town Center II	Washington, D.C.	No (f)	2019	Mixed-use redevelopment and monetization of air rights
Boulevard at the Capital Centre	Washington, D.C.	No	2018	Dimensions Healthcare/University of Maryland Regional Medical Center phased redevelopment
Tysons Corner	Washington, D.C.	No (f)	2021	Redevelopment with increased density

(a)
A property is removed from our same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Properties listed under "Active Expansions / Pad Development" are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from our same store portfolio if they have otherwise met the criteria to be included in our same store portfolio.

(b)	Net costs represent our estimated share of the project costs, net of proceeds from land sales, reimbursement from third parties and contributions from project partners, as applicable.

(c)	A property is considered stabilized upon reaching 90% occupancy, but no later than one year from the date it was classified as operating.

(d)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(e)	We expect to begin demolition activities in Q3 2016.

(f)	Property was acquired subsequent to December 31, 2014, and as such, does not meet the criteria to be included in our same store portfolio.

We cannot guarantee that ROC will be generated at the percentage listed or at all, total net costs associated with these projects will be equal to the total estimated net costs, project completion will occur when anticipated or that we will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect management's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond our control, including, without limitation, general economic conditions, market conditions and other business factors.

1st Quarter 2016 Supplemental Information	10

Retail Properties of America, Inc.
Expansions and Pad Development Opportunities as of March 31, 2016

We have identified the following potential opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond our control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, we can provide no assurances that any of these opportunities will be executed on or will ultimately be realized.

Property Name	Potential Additional Square Feet	MSA

Downtown Crown	3,000 - 9,000	Washington, D.C.
Gateway Plaza	8,000	Dallas
Shops at Park Place	22,000	Dallas
Watauga Pavilion	5,000	Dallas
Humblewood Shopping Center	5,000	Houston
Lakewood Towne Center	10,500	Seattle
Century III Plaza	6,000	Pittsburgh
Maple Tree Place	18,000	Burlington, VT
Governor's Marketplace	20,600	Tallahassee
High Ridge Crossing	7,500	St. Louis
Pavilion at King's Grant	32,500	Charlotte
Page Field Commons	4,700	Cape Coral-Fort Myers, FL
Fox Creek Village	6,500	Boulder

1st Quarter 2016 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Three Months Ended March 31, 2016
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	Gross Leasable Area (GLA)	Purchase Price

Shoppes at Hagerstown (a)	January 15, 2016	Hagerstown	Multi-tenant retail	113,000	$27,055
Merrifield Town Center II (a)	January 15, 2016	Washington, D.C.	Multi-tenant retail	76,000	45,676
Oak Brook Promenade (b)	March 29, 2016	Chicago	Multi-tenant retail	183,200	65,954

		Total 2016 acquisitions (through March 31, 2016)		372,200	$138,685

(a)	These properties were acquired as a two-property portfolio. Merrifield Town Center II also contains 62,000 square feet of storage space for a total of 138,000 square feet.

(b)	This property was acquired through a consolidated variable interest entity and may be used to facilitate a potential Internal Revenue Code Section 1031 tax-deferred exchange (1031 Exchange).

Subsequent to March 31, 2016, we closed on the following acquisitions:

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price	Mortgage Debt Assumed

The Shoppes at Union Hill	April 1, 2016	New York	Multi-tenant retail	91,700	$63,060	$15,971	(c)
Ashland & Roosevelt (d)	April 29, 2016	Chicago	Ground lease interest (d)	—	13,850	—

			Subsequent acquisitions	91,700	$76,910	$15,971

(c)	The mortgage has an interest rate of 3.75% and matures in 2031.

(d)
We acquired the fee interest in an existing wholly-owned multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in our portfolio was not affected.

1st Quarter 2016 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Three Months Ended March 31, 2016
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid, Forgiven, Assumed or Defeased		Defeasance Cost / Prepayment Premium

The Gateway	February 1, 2016	Multi-tenant retail	623,200	$75,000	(a)	$94,353	(a)	$—
Stateline Station	February 10, 2016	Multi-tenant retail	142,600	17,500		—		—
Six Property Portfolio (b)	March 30, 2016	Single-user retail	230,400	35,413		—		—

Total 2016 dispositions (through March 31, 2016)			996,200	$127,913		$94,353		$—

(a)
The property was disposed of through a lender-directed sale in full satisfaction of our mortgage obligation. Immediately prior to the disposition, the lender reduced our loan obligation to $75,000 which was assumed by the buyer in connection with the disposition. Along with the loan reduction, the lender received the balance of the restricted escrows that they held and the rights to unpaid accounts receivable and forgave accrued interest, resulting in a net gain on extinguishment of debt of $13,653.

(b)
Portfolio consists of the following properties: (i) Academy Sports – Houma, (ii) Academy Sports – Port Arthur, (iii) Academy Sports – San Antonio, (iv) CVS Pharmacy – Moore, (v) CVS Pharmacy – Saginaw and (vi) Rite Aid Store (Eckerd) – Olean. Proceeds of $34,973 from the dispositions are temporarily restricted related to potential 1031 Exchanges and are included in "Other assets, net" in the condensed consolidated balance sheets.

Subsequent to March 31, 2016, we closed on the following disposition:

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid or Defeased	Defeasance Cost / Prepayment Premium

CVS Pharmacy – Oklahoma City	April 20, 2016	Single-user retail	10,900	$4,676	$—	$—

	Subsequent disposition		10,900	$4,676	$—	$—

1st Quarter 2016 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of March 31, 2016
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	19	$79,331	18.9%	$21.18	4,006	14.7%	93.5%	94.4%
Washington, D.C. / Baltimore, Maryland	14	53,410	12.7%	18.75	3,187	11.7%	89.4%	90.2%
New York, New York	8	33,750	8.0%	24.58	1,404	5.1%	97.8%	97.8%
Chicago, Illinois	6	19,553	4.7%	19.90	1,075	3.9%	91.4%	93.2%
Atlanta, Georgia	9	18,948	4.5%	12.92	1,513	5.5%	96.9%	97.1%
Seattle, Washington	7	15,746	3.8%	14.29	1,238	4.5%	89.0%	91.8%
Houston, Texas	9	15,154	3.6%	13.94	1,141	4.2%	95.3%	95.5%
San Antonio, Texas	4	12,265	2.9%	16.23	779	2.9%	97.0%	97.1%
Phoenix, Arizona	3	10,253	2.4%	16.67	632	2.3%	97.3%	97.7%
Austin, Texas	4	5,320	1.3%	15.97	350	1.3%	95.2%	95.6%
Subtotal	83	263,730	62.8%	18.43	15,325	56.1%	93.4%	94.2%

Non-Target – Top 50 MSAs
California	5	16,767	4.0%	18.16	954	3.5%	96.8%	97.1%
Florida	7	11,791	2.8%	17.22	754	2.8%	90.8%	97.3%
Pennsylvania	4	8,653	2.1%	11.45	757	2.8%	99.8%	99.8%
Virginia	1	4,749	1.1%	18.03	308	1.1%	85.5%	90.4%
Rhode Island	3	3,836	0.9%	14.68	271	1.0%	96.4%	97.1%
Indiana	2	2,967	0.7%	14.62	205	0.8%	99.0%	99.0%
Missouri	2	2,933	0.7%	10.10	531	1.9%	54.7%	54.7%
North Carolina	1	2,687	0.7%	11.03	286	1.0%	85.2%	85.2%
Connecticut	1	2,608	0.6%	24.28	115	0.4%	93.4%	93.4%
Massachusetts	1	1,714	0.4%	16.17	106	0.4%	100.0%	100.0%
Alabama	1	1,177	0.3%	15.09	78	0.3%	100.0%	100.0%
Tennessee	1	999	0.2%	11.32	93	0.3%	94.9%	94.9%
South Carolina	1	827	0.2%	12.16	68	0.3%	100.0%	100.0%
Subtotal	30	61,708	14.7%	15.15	4,526	16.6%	90.0%	91.5%

Subtotal Target Markets and Top 50 MSAs	113	325,438	77.5%	17.70	19,851	72.7%	92.6%	93.6%

Non-Target – Other
South Carolina	8	14,097	3.4%	12.33	1,173	4.3%	97.5%	97.5%
Florida	3	8,121	1.9%	13.66	616	2.2%	96.5%	97.5%
Vermont	1	7,997	1.9%	17.72	489	1.8%	92.3%	92.3%
Texas	3	7,841	1.9%	13.29	651	2.4%	90.6%	94.5%
Michigan	1	6,966	1.7%	22.30	333	1.2%	93.8%	93.8%
Massachusetts	1	5,740	1.4%	10.76	537	2.0%	99.3%	99.3%
New York	2	5,677	1.4%	9.42	604	2.2%	99.8%	99.8%
Tennessee	2	4,805	1.1%	11.45	445	1.6%	94.3%	94.3%
Washington	1	4,706	1.1%	12.85	378	1.4%	96.9%	96.9%
North Carolina	1	4,208	1.0%	11.07	380	1.4%	100.0%	100.0%
Pennsylvania	3	3,687	0.9%	15.10	264	1.0%	92.5%	92.9%
New Mexico	1	3,660	0.9%	16.44	224	0.8%	99.4%	99.4%
Georgia	2	3,546	0.8%	12.95	305	1.1%	89.8%	89.8%
Alabama	3	3,342	0.8%	12.36	274	1.0%	98.7%	98.7%
Conneticut	2	2,514	0.6%	12.96	194	0.7%	100.0%	100.0%
Maryland	1	1,983	0.5%	18.87	113	0.4%	93.0%	93.0%
Maine	1	1,566	0.4%	8.50	190	0.7%	97.0%	97.0%
Colorado	1	1,430	0.3%	13.64	108	0.4%	97.1%	97.1%
Louisiana	1	1,359	0.3%	12.68	116	0.4%	92.4%	95.2%
Ohio	1	1,029	0.2%	13.54	76	0.3%	100.0%	100.0%
Subtotal	39	94,274	22.5%	13.13	7,470	27.3%	96.1%	96.6%

Total Multi-Tenant Retail	152	419,712	100.0%	16.43	27,321	100.0%	93.5%	94.4%

Single-User Retail	40	21,857		22.42	975		100.0%	100.0%

Total Retail	192	441,569		16.64	28,296		93.8%	94.6%

Office	1	10,476		11.71	895		100.0%	100.0%

Total Operating Portfolio (b)	193	$452,045		$16.47	29,191		94.0%	94.7%

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Excludes one single-user retail operating property classified as held for sale as of March 31, 2016.

1st Quarter 2016 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of March 31, 2016
(square footage in thousands)

Total Retail Operating Portfolio:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy

Retail:
Multi-Tenant Retail
Target Markets	83	15,325	93.4%	7,300	98.2%	2,755	92.3%	2,084	91.0%	3,186	84.8%
Non-Target – Top 50 MSAs	30	4,526	90.0%	2,630	89.1%	840	96.4%	378	93.8%	678	83.4%
Non-Target – Other	39	7,470	96.1%	4,259	100.0%	1,330	97.4%	728	92.7%	1,153	82.2%
Total Multi-Tenant Retail	152	27,321	93.5%	14,189	97.0%	4,925	94.4%	3,190	91.7%	5,017	84.0%

Single-User Retail (a)	40	975	100.0%	561	100.0%	407	100.0%	—	—%	7	100.0%

Total Retail	192	28,296	93.8%	14,750	97.1%	5,332	94.8%	3,190	91.7%	5,024	84.0%

Total – % Leased including Signed	192	28,296	94.6%	14,750	97.5%	5,332	96.9%	3,190	92.2%	5,024	85.1%

(a)	Excludes one single-user retail operating property classified as held for sale as of March 31, 2016.

1st Quarter 2016 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of March 31, 2016
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of March 31, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	22	$13,309	3.0%	$15.42	863	3.3%

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	13,275	3.0%	19.67	675	2.5%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	39	10,984	2.5%	9.54	1,151	4.3%

Ross Stores, Inc.		32	10,731	2.4%	11.38	943	3.6%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	25	9,306	2.1%	13.81	674	2.5%

Rite Aid Corporation		31	9,082	2.1%	22.82	398	1.5%

PetSmart, Inc.		28	8,532	1.9%	14.86	574	2.2%

The Home Depot, Inc.		7	7,126	1.6%	8.33	855	3.2%

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarket, Tom Thumb	10	7,117	1.6%	13.53	526	2.0%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.6%	31.56	219	0.8%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	24	6,381	1.5%	11.77	542	2.0%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	9	5,437	1.2%	13.46	404	1.5%

Publix Super Markets Inc.		12	5,405	1.2%	10.58	511	1.9%

The Sports Authority, Inc.		9	5,319	1.2%	13.40	397	1.5%

Ascena Retail Group Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	46	5,264	1.2%	20.97	251	0.9%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	26	5,258	1.2%	15.11	348	1.3%

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	10	5,234	1.2%	9.99	524	2.0%

Office Depot, Inc.	Office Depot, OfficeMax	17	4,904	1.1%	14.05	349	1.3%

Pier 1 Imports, Inc.		24	4,829	1.1%	19.87	243	0.9%

Barnes & Noble, Inc.		10	4,742	1.1%	18.67	254	1.0%
Total Top Retail Tenants		394	$149,146	33.8%	$13.94	10,701	40.2%

1st Quarter 2016 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio as of March 31, 2016 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)		WA Lease Term	Tenant Allowances PSF
Q1 2016	140	789	$21.75	$20.39	6.67%	(b)	5.05	$7.02
Q4 2015	109	517	$21.70	$19.75	9.87%		5.98	$13.07
Q3 2015	131	666	$19.01	$17.38	9.38%		5.94	$13.99
Q2 2015	142	782	$19.52	$17.95	8.75%		6.28	$7.70
Total – 12 months	522	2,754	$20.54	$18.96	8.33%		5.77	$10.04

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q1 2016	105	627	$22.57	$21.03	7.32%	(b)	4.67	$3.36
Q4 2015	64	322	$21.66	$20.38	6.28%		4.73	$3.20
Q3 2015	80	412	$18.85	$17.57	7.29%		4.61	$0.05
Q2 2015	92	528	$18.58	$17.34	7.15%		4.85	$1.82
Total – 12 months	341	1,889	$20.49	$19.13	7.11%		4.71	$2.18

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q1 2016	17	102	$16.73	$16.44	1.76%		8.68	$28.55
Q4 2015	17	81	$21.87	$17.22	27.00%		8.85	$36.89
Q3 2015	14	89	$19.77	$16.53	19.60%		8.58	$32.56
Q2 2015	15	39	$32.24	$26.21	23.01%		8.11	$33.63
Total – 12 months	63	311	$20.88	$17.90	16.65%		8.59	$32.51

Non-Comparable New and Renewal Leases (c)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR		WA Lease Term	Tenant Allowances PSF
Q1 2016	18	60	$15.03	n/a	n/a		4.16	$8.53
Q4 2015	28	114	$16.76	n/a	n/a		7.91	$24.03
Q3 2015	37	165	$22.41	n/a	n/a		7.49	$38.86
Q2 2015	35	215	$19.41	n/a	n/a		9.09	$17.45
Total – 12 months	118	554	$19.29	n/a	n/a		7.91	$24.22

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Excluding the impact from eight Ride Aid leases that were extended to effectuate the planned 2016 disposition of these single-user assets, combined comparable re-leasing spreads were approximately 7.95% and comparable renewal re-leasing spreads were approximately 8.88% for the three months ended March 31, 2016 over previous rental rates.

(c)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

1st Quarter 2016 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of March 31, 2016
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2016, of lease expirations scheduled to occur during the remainder of 2016 and each of the nine calendar years from 2017 to 2025 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of March 31, 2016. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	222	$16,016	3.6%	$19.44	$16,016	$19.44	824	3.1%	2.9%
2017	437	43,833	9.9%	16.28	43,988	16.33	2,693	10.1%	9.5%
2018	491	55,834	12.7%	18.31	56,832	18.63	3,050	11.5%	10.7%
2019	522	72,671	16.4%	18.04	74,003	18.37	4,029	15.2%	14.2%
2020	388	50,860	11.6%	15.63	52,042	15.99	3,255	12.3%	11.5%
2021	266	44,836	10.2%	17.07	47,377	18.03	2,627	9.9%	9.3%
2022	105	29,651	6.7%	14.01	31,838	15.05	2,116	8.0%	7.5%
2023	101	24,823	5.6%	15.28	26,584	16.36	1,625	6.1%	5.8%
2024	152	31,519	7.1%	15.48	34,039	16.72	2,036	7.7%	7.2%
2025	110	23,932	5.5%	16.76	26,181	18.33	1,428	5.4%	5.1%
Thereafter	116	45,411	10.2%	16.62	52,358	19.16	2,733	10.3%	9.7%
Month to month	46	2,183	0.5%	18.82	2,183	18.82	116	0.4%	0.4%
Leased Total	2,956	$441,569	100.0%	$16.64	$463,441	$17.47	26,532	100.0%	93.8%

Leases signed but not commenced	36	$3,892	—	$16.92	$4,294	$18.67	230	—	0.8%
Available							1,534	—	5.4%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	14	$4,077	0.9%	$14.36	$4,077	$14.36	284	1.1%	1.0%
2017	52	16,867	3.8%	10.38	16,886	10.39	1,625	6.1%	5.7%
2018	67	24,161	5.5%	13.24	24,365	13.35	1,825	6.9%	6.4%
2019	106	41,942	9.5%	14.80	42,141	14.88	2,833	10.7%	10.0%
2020	84	27,550	6.3%	12.04	27,621	12.07	2,288	8.6%	8.1%
2021	66	27,769	6.3%	14.28	28,636	14.73	1,944	7.3%	6.9%
2022	51	23,423	5.3%	12.41	24,891	13.18	1,888	7.1%	6.7%
2023	41	18,848	4.3%	13.62	19,801	14.31	1,384	5.2%	4.9%
2024	53	20,927	4.7%	12.40	21,926	13.00	1,687	6.4%	6.0%
2025	32	14,847	3.4%	13.20	15,687	13.94	1,125	4.3%	4.0%
Thereafter	61	37,302	8.4%	14.99	42,170	16.95	2,488	9.4%	8.8%
Month to month	1	162	—%	13.50	162	13.50	12	—%	—%
Leased Total	628	$257,875	58.4%	$13.30	$268,363	$13.85	19,383	73.1%	68.5%

Leases signed but not commenced	7	$2,033	—	$12.63	$2,201	$13.67	161	—	0.6%
Available							538	—	1.9%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	208	$11,939	2.7%	$22.11	$11,939	$22.11	540	2.0%	1.9%
2017	385	26,966	6.1%	25.25	27,102	25.38	1,068	4.0%	3.8%
2018	424	31,673	7.2%	25.86	32,467	26.50	1,225	4.6%	4.3%
2019	416	30,729	6.9%	25.69	31,862	26.64	1,196	4.5%	4.2%
2020	304	23,310	5.3%	24.11	24,421	25.25	967	3.7%	3.4%
2021	200	17,067	3.9%	24.99	18,741	27.44	683	2.6%	2.4%
2022	54	6,228	1.4%	27.32	6,947	30.47	228	0.9%	0.8%
2023	60	5,975	1.3%	24.79	6,783	28.15	241	0.9%	0.9%
2024	99	10,592	2.4%	30.35	12,113	34.71	349	1.3%	1.2%
2025	78	9,085	2.1%	29.98	10,494	34.63	303	1.1%	1.1%
Thereafter	55	8,109	1.8%	33.10	10,188	41.58	245	0.9%	0.9%
Month to month	45	2,021	0.5%	19.43	2,021	19.43	104	0.4%	0.4%
Leased Total	2,328	$183,694	41.6%	$25.70	$195,078	$27.29	7,149	26.9%	25.3%

Leases signed but not commenced	29	$1,859	—	$26.94	$2,093	$30.33	69	—	0.2%
Available							996	—	3.5%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

1st Quarter 2016 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which we owned 62,000 square feet as of March 31, 2016.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO attributable to common shareholders. Management believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing our performance and operations to those of other real estate investment trusts (REITs). We believe that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to "Net income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from our calculation of FFO attributable to common shareholders. We believe that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to "Net income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). We believe that NOI is a useful measure of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI provides an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI to evaluate our performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, this measure should only be used as an alternative measure of our financial performance.
Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three months ended March 31, 2016 represents NOI from our same store portfolio consisting of 178 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the three months ended March 31, 2016 represents NOI primarily from properties acquired during 2015 and 2016, our development property, our one remaining office property, three properties where we have begun activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016 and the net income from our wholly-owned captive insurance company, which was formed on December 1, 2014.

1st Quarter 2016 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties (continued)
We believe that Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on our operating results. However, these measures should only be used as alternative measures of our financial performance.
Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to "Net income attributable to common shareholders" as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding our total borrowed debt net of cash and cash equivalents, which could be used to repay borrowed debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding our total borrowed debt and preferred stock, net of cash and cash equivalents, which could be used to repay borrowed debt, compared to our performance as measured using Adjusted EBITDA.

1st Quarter 2016 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2016	2015
Operating revenues
Same store investment properties (178 retail operating properties):
Rental income	$98,278	$96,384
Tenant recovery income	26,166	26,671
Other property income	898	1,002
Other investment properties:
Rental income	15,609	22,130
Tenant recovery income	4,190	4,629
Other property income	467	973
Operating expenses
Same store investment properties (178 retail operating properties):
Property operating expenses	(17,777)	(19,116)
Real estate taxes	(17,759)	(17,817)
Other investment properties:
Property operating expenses	(4,508)	(5,785)
Real estate taxes	(2,180)	(2,693)

NOI from continuing operations
Same store investment properties	89,806	87,124
Other investment properties	13,578	19,254
Total NOI from continuing operations	103,384	106,378

Other income (expense)
Straight-line rental income, net	1,028	1,012
Amortization of acquired above and below market lease intangibles, net	576	451
Amortization of lease inducements	(231)	(189)
Lease termination fees	1,658	134
Straight-line ground rent expense	(916)	(934)
Amortization of acquired ground lease intangibles	140	140
Depreciation and amortization	(53,396)	(54,676)
Provision for impairment of investment properties	(2,164)	—
General and administrative expenses	(11,406)	(10,992)
Gain on extinguishment of debt	13,653	—
Interest expense	(26,764)	(34,045)
Other income, net	125	1,225
Total other expense	(77,697)	(97,874)

Income from continuing operations	25,687	8,504
Gain on sales of investment properties	21,739	4,572
Net income	47,426	13,076
Preferred stock dividends	(2,362)	(2,362)
Net income attributable to common shareholders	$45,064	$10,714

1st Quarter 2016 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2016	December 31, 2015

Net income attributable to common shareholders	$45,064	$644
Preferred stock dividends	2,362	2,363
Interest expense	26,764	28,328
Depreciation and amortization	53,396	51,361
Gain on sales of investment properties, net of noncontrolling interest	(21,739)	(8,050)
Gain on extinguishment of debt	(13,653)	—
Provision for impairment of investment properties	2,164	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$94,358	$91,663
Annualized	$377,432	$366,652

(a)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

1st Quarter 2016 Supplemental Information	22